Exhibit 10.24

                             SECURED PROMISSORY NOTE


MAKER'S NAME & ADDRESS:                   HOLDER'S NAME & ADDRESS:

Universal Money Centers, Inc.             David S. Bonsal
6800 Squibb Road                          8909 W. 64th Terrace, Apt 301
Mission, KS 66202                         Merriam, KS 66202

Note Number:              072803
Note Date:                July 28, 2003
Maturity Date:            October 31, 2003
Note Term:                Three months
Principal Amount:         $110,000.00
Interest Rate:            6.5 Percent
Interest rolled or paid:  Paid
Holder's Social Security Number or Tax ID Number:  ###-##-####

-------------------------------------------------------------------------------
                              TERMS AND CONDITIONS:


      For Value Received, Universal Money Centers, Inc., (the "Maker"), promises to pay to the order of David S. Bonsal, together with its successors and assigns hereinafter called the "Holder"), at the address listed above, the principal sum of one hundred ten thousand and no/100, $110,000.00, or such lesser or greater principal sum as may be outstanding from time to time, together with all interest accrued on the unpaid principal balance at the interest rate per annum defined above, from the first date the principal is available, until the date this Promissory Note (the "Note") is paid in full.

INTEREST:
      Interest accrual begins the first day the principal is available for use. Maker will verify with the depository bank the actual day the principal will clear such bank and becomes available. Interest shall be payable in monthly installments beginning on the last day of each month and continuing until the maturity date, on which date the entire principal amount, together with total accrued but unpaid interest, shall be due and payable by the Maker.

      Interest will be calculated on an Actual days/365 day basis.

      At the end of each month, Maker shall pay Holder all unpaid interest accrued on the current principal balance of the Note. Alternatively, Holder may elect to have the accrued interest reinvested ("rolled"), and added to the Note each month thereby increasing the principal balance.

      Maker has the option to change the interest rate at which interest accrues under this Note upon delivery of written notice to Holder at least thirty (30) days prior to the effective date of such change.

PURPOSE:
      Maker represents and warrants that this Note will enable Maker to purchase 63 automatic teller machines from Bank of America with the first payment due in July 2003 and the second payment due in September 2003 ("ATM's").

PREPAY NOTE:
      This Note may be prepaid by the Maker, in whole or in part, at any time and from time to time without prior notice and without premium or penalty.

                               Page 1 of 4 pages

Maker may not assign its obligations under this Note without the written consent of the Holder, which consent shall not be unreasonably withheld.

EARLY WITHDRAWAL:
      Although Holder does not have a right to redeem this Note prior to its maturity, Maker may, at its option, permit such redemption upon written request. There may be an interest penalty for early withdrawal.

RENEWAL:
      Holder must notify Maker in writing at least thirty (30) days prior to the Note maturity date of Holder's intentions to withdraw principal, up to and including the full amount of the Note. If Maker is not notified within thirty
(30) days of the Note's maturity date, the Note will automatically renew for a period equal to its original Note Term. The automatic renewal provision will repeat until the Note is redeemed. With respect to automatic renewal, the interest will begin to accrue on the first day of the new month for the new term. The interest rate received will be the most recent rate offered by Maker on the date the Note matures.

      At the discretion of Maker, the Holder may advance principal to the Note during the month. Interest will accrue as defined in the section on Interest.

SECURITY.
      As security for the due and punctual payment of all amounts due and payable pursuant to the Note, together with accrued interest thereon, and all other amounts payable by the Maker to the Holder hereunder, the Maker hereby pledges, hypothecates, assigns, transfers, sets over and grants to the Holder, his successors and assigns a security interest in and lien upon all of the Maker's right, title and interest in and to the ATMs and the proceeds of the ATMs (the "Collateral"). During the term of the pledge created hereunder, any property issued, exchanged or distributed for or in respect of any of the Collateral then held as security hereunder, whether in liquidation or otherwise, shall be delivered to the Holder and held and disposed of by the Holder in accordance with the terms hereof and shall constitute Collateral for purposes of this Agreement.

The security interests described herein are granted to Holder to secure the performance and payment of this Note and any and all obligations and liabilities of the Maker to Holder, now existing or hereafter arising, direct or indirect, absolute or contingent, joint or several, primary or secondary, due or to become due, including, without limitation, any renewa1s or extensions thereof and substitutions therefor and future advances, other than the Unsecured and Subordinated Promissory Note in favor of Holder dated July 28, 2003 (such obligations and liabilities being referred to herein as the "Secured Obligations").

Upon the written request of Holder, the Maker will execute in form satisfactory to Lender such documents as Holder may from time to time request in order to perfect or otherwise protect his rights and benefits hereunder.

Upon an event of default hereunder, Holder shall have the following rights and remedies and be entitled to exercise any or all of the following remedies, in addition to any other rights and remedies under law or equity of Holder however arising:

      a. Holder may, without notice or demand, declare any or all of the Secured Obligations immediately due and payable, notwithstanding any provision to the contrary contained in any agreement or instrument evidencing or relating to any of the Secured Obligations.

                               Page 2 of 4 pages

      b. Holder shall have all of the rights and be entitled to all of the remedies of a Holder under the applicable Uniform Commercial Code, including (without limitation) the right to obtain possession of the Collateral or any portion thereof, the right to sell, or otherwise dispose of the Collateral or any portion thereof and the right to recover reasonable expenses of, holding, preparing for sale or, selling, and the like and, to the extent not prohibited by law, reasonable attorneys' fees and legal expenses incurred by Holder.

EVENTS OF DEFAULT:
      If Maker fails to pay a payment of any installment of principal or interest under this Note when due and such failure is not cured within thirty
(30) days after Maker receives written notice of such failure, Holder, at its sole discretion, may accelerate the entire amount of unpaid principal and accrued but unpaid interest due under this Note, resulting in all unpaid principal and accrued interest due under the Note becoming immediately due and payable without notice. Holder's failure to exercise its acceleration option hereunder shall not constitute a waiver of the right to exercise the same right in the event of any subsequent default.

      If this Note shall be collected by legal proceedings or through a probate or bankruptcy court, or shall be placed in the hands of an attorney for collection after default or maturity, the Maker agrees to pay the Holder's reasonable attorney fees, court costs and expenses as determined by a court hearing the lawsuit.

TAXES:
      For tax purposes, Maker will issue to Holder a 1099-INT or other similar documents as required by law, and will report to the Internal Revenue Service, the interest paid or credited to the Holder as of December 31 of each year, unless Holder provides written notice that it is not required by law to report such interest.

JURISDICTION:
      To the extent permitted by law, the Maker shall not, and will not, apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called "Moratorium Laws", now existing or hereafter enacted, in order to prevent or hinder the enforcement of this Note, but hereby waives the benefit of such laws. The laws of the State of Missouri shall control in the understanding and enforcement of this Note and the Holder agrees that the Courts of Missouri shall be a proper forum with jurisdiction regarding its enforcement.

MISC:
      The terms and conditions of this Note are for legal purposes. They should be kept in a safe place. Maker and Holder agree to be bound by the terms and conditions outlined in this Note. Maker may change the terms and conditions of this Note by issuing Holder a new Note, which will supercede any previous Note.

      This Note, the principal and interest balance are subject to all applicable federal and state laws.

      Holder agrees to notify Maker in writing of any change in address.


                               Page 3 of 4 pages

      If an error occurs by Maker in the payment or calculation of accrued interest, Holder agrees that Maker may adjust Holder's Note balance to correct the error. Maker will notify Holder in writing of such error.

      Upon reasonable advanced notice, Holder shall have the right to audit, once each calendar [quarter] during the term of this Note, or at any time for a period of six months after the termination of this Note, the interest rate calculation paid hereunder for the most recent preceding six months and related books and records of Maker. In the event that Holder audits such information and pursuant to such audit identifies an underpayment of interest ("Underpayment"), Maker may pay the Underpayment to Holder or, if the Underpayment is greater than 3%, shall also have the right to dispute the results of Holder's audit and, in such event, the parties shall appoint a mutually acceptable certified public accountant to audit such information for the same period ("Follow-up Audit"). Once Maker has paid the Underpayment, Holder shall have no additional right to audit such information or request additional payments for such audited period. Further, the results of the Follow-up Audit shall be binding and conclusive upon the parties hereto. Holder shall be responsible for the costs of Holder's audit and Maker shall be responsible for the costs of the Follow-up Audit; provided, however, if the Follow-up Audit discloses a variance of more than three percent (3%) from the amount reported to Holder and Maker's books and records, then Maker shall pay to Holder the Underpayment, plus 1% of the Underpayment.


Universal Money Centers, Inc.                   Holder:



By:    /s/ Pamela A. Glenn                      By:   /s/  David  S. Bonsal
     --------------------------                      --------------------------
Printed Name:  Pamela A. Glenn                  Printed  Name:  David S. Bonsal

Title:  SVP and Secretary



                               Page 4 of 4 pages